Exhibit 99.1

NeuroMetrix Reports Q2 2011 Results

Commercial NC-stat® DPNCheck™ Activity to Start During Q3

WALTHAM, Mass.--(BUSINESS WIRE)—July 28, 2011--NeuroMetrix, Inc. (Nasdaq: NURO), a science-based health care company improving patient care through neurotechnology, today reported business and financial highlights for the quarter and six months ended June 30, 2011.

NeuroMetrix is focused on applying its technological capabilities and intellectual property to the diabetes market. In the second quarter it achieved the marketing launch of NC-stat DPNCheck. This device is a fast, accurate, and quantitative point-of-care test which the Company believes may address the unmet medical need for better and cost-effective tools to detect and monitor diabetic peripheral neuropathy (DPN). Highlights for the second quarter of 2011 included:

•
The successful marketing launch at the American Diabetes Association 71st Scientific Sessions of NC-stat DPNCheck, including several scientific posters and numerous live demonstrations. A large number of US and international endocrinologists expressed interest in evaluating the product.

•	Recruitment of its direct US endocrinology and podiatry sales team. Training is scheduled for August, and the Company is working to make NC-stat DPNCheck commercially available in September.
•
A market evaluation agreement with Nipro Diagnostics, Inc. The parties announced a collaboration to assess opportunities for NC-stat DPNCheck in retail medical clinics, primarily located in chain drug stores and other retail outlets, of which there are approximately 1,200 in the United States. Nipro Diagnostics has a well established position in supplying blood glucose meters into the retail medical market.

“We are building momentum toward our commercial kick-off of NC-stat DPNCheck by the end of the third quarter,” said Shai N. Gozani M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “Early physician requests for device evaluations are now being qualified with scheduling soon to follow. For the next several quarters we will focus on endocrinologists and podiatrists because of their high concentration of diabetes patients and focus on DPN. We are therefore particularly pleased that we have completed hiring of our direct sales team which will target these two specialties.”

The Company’s legacy neurodiagnostic business accounts for its current revenues. It was restructured in early 2011 to reduce costs and optimize cash flow.  The Company reported its financial results for the second quarter of 2011. Total revenues were $2.6 million compared with $3.9 million for the second quarter of 2010. Gross margin in the second quarter of 2011 was 57% of total revenues reflecting lower volumes in comparison with 64% of total revenues for the second quarter of 2010. The Company’s restructuring initiatives lowered second quarter 2011 operating expenses to $3.9 million from $7.0 million in the second quarter of 2010. Net loss for the second quarter of 2011 was $2.4 million, or $0.11 per share. In comparison, the Company recorded a net loss of $4.5 million for the second quarter of 2010, or $0.20 per share. NeuroMetrix reported net cash consumption of $1.5 million in the second quarter of 2011 and ended the period with cash resources of $13.6 million.

In the six months ended June 30, 2011, the Company reported revenues of $5.5 million and a loss of $5.1 million or $0.22 per share. For the comparable six month period ended June 30, 2010, the Company recorded revenues of $7.4 million and a net loss of $9.3 million or $0.40 per share.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, July 28, 2011 at 8:00 a.m., Eastern time, to discuss the Company's business and financial developments, as well as other forward-looking information about the Company’s business. To access the call, dial 866-356-3095 (domestic), or 617-597-5391 (international). The confirmation code is 78165359. The call will also be webcast and will be accessible from the Company's website at http://www.neurometrix.com under the "Investor Relations" tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 31638681.

About NeuroMetrix

NeuroMetrix is a science-based health care company improving patient care through neurotechnology. The company develops and markets innovative products for the detection, diagnosis, and monitoring of peripheral nerve disorders such as those associated with diabetes and carpal tunnel syndrome.  For more information, please visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding NeuroMetrix’s or its management’s expectations, hopes, beliefs, intentions, or strategies regarding future developments and their potential effects on the Company. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. While the Company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. There can be no assurance that future developments affecting NeuroMetrix will be those that NeuroMetrix has anticipated. The forward-looking statements contained in this press release include, but are not limited to, those relating to the development of its system for screening diabetic neuropathy, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in NeuroMetrix’s most recent Annual Report on Form 10-K as well as other documents that may be filed by NeuroMetrix from time to time with the Securities and Exchange Commission. NeuroMetrix is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins
Chief Financial Officer
781-314-2761
neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.
Condensed Statements of Operations
 (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues	$2,571,840	$3,852,476	$5,476,686	$7,418,869
Cost of revenues	1,110,073	1,405,348	2,365,648	2,701,362
Gross margin	1,461,767	2,447,128	3,111,038	4,717,507
Operating expenses:
Research and development	1,123,509	1,658,050	2,220,331	3,332,531
Sales and marketing	1,479,519	3,143,484	3,354,129	6,383,821
General and administrative	1,301,476	2,176,074	2,683,571	4,315,653
Total operating expenses	3,904,504	6,977,608	8,258,031	14,032,005

Loss from operations	(2,442,737)	(4,530,480)	(5,146,993)	(9,314,498)
Interest income	6,019	11,409	13,018	31,398
Net loss	$(2,436,718)	$(4,519,071)	$(5,133,975)	$(9,283,100)

Per common share data, basic and diluted:
Net loss	$(0.11)	$(0.20)	$(0.22)	$(0.40)

NeuroMetrix, Inc.
Condensed Balance Sheets
 (Unaudited)

	June 30, 2011	December 31, 2010

Cash and cash equivalents	$13,622,445	$16,986,809
Accounts receivable, net	1,056,932	1,592,564
Inventories	1,739,724	2,412,805
Other current assets	469,702	685,015
Fixed assets, net	625,729	731,975
Intangibles and other assets	245,110	657,261
Total assets	$17,759,642	$23,066,429

Current liabilities	$2,229,574	$2,657,411
Noncurrent liabilities	111,535	210,046
Stockholders’ equity	15,418,533	20,198,972
Total liabilities and stockholders’ equity	$17,759,642	$23,066,429